UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On December 3, 2018, SJW Group, a Delaware corporation (the “Company”), issued the press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On the afternoon of December 3, 2018, the Connecticut Public Utilities Regulatory Authority (“PURA”) issued a proposed decision denying the joint application by the Company and Connecticut Water Service, Inc., a Connecticut corporation (“CTWS”), for the approval of a change of control of CTWS related to the previously announced Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, by and among the Company, Hydro Sub, Inc., a Connecticut corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and CTWS, pursuant to which, and upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CTWS (the “Merger”), with CTWS surviving the Merger as a wholly owned subsidiary of the Company.

The proposed decision is not the final determination by PURA with respect to the application. The Company is continuing to review the details of the proposed decision, including how the proposed decision may impact the expected timing of the Merger, and plans to work to address PURA’s concerns.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of December 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: December 4, 2018	/s/ Eric W. Thornburg
Eric W. Thornburg, Chairman, Chief Executive Officer and President